HANGER ORTHOPEDIC GROUP, INC.
                                  EXHIBIT 11
                      COMPUTATION OF NET INCOME PER SHARE
                   FOR THE THREE MONTHS ENDED September 30,

                                                             1997            1996
                                                             ----            ----
Net (loss) income                                      $    (454,374)    $    850,065

Less:
   Dividends declared                                         (6,584)          (5,628)
                                                          -----------    -------------
      Total                                            $    (460,958)    $    844,047

Divided by:
   Weighted average number of shares
        outstanding                                       14,725,180        8,394,444
                                                       --------------    -------------

Net income (loss) per share                            $         .03     $        .10
                                                       =============   ===============

                    FOR THE NINE MONTHS ENDED September 30,

                                                             1997            1996
                                                             ----            ----
Net income                                             $  2,015,475      $  1,738,555


Less:
   Dividends declared                                       (19,319)          (17,659)
                                                       -------------     -------------
      Total                                            $  1,996,156      $  1,720,896


Divided by:
   Weighted average number of shares
        outstanding                                      12,647,065         8,384,307
                                                       -------------     -------------


Net income per share                                   $        .16      $        .21
                                                        ==============   =============


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